Exhibit 4.49

NEWS AMERICA INCORPORATED,

Company,

NEWS CORPORATION,

NEWS HOLDINGS LIMITED,

NEWS AUSTRALIA HOLDINGS PTY LIMITED,

FEG HOLDINGS, INC.,

FOX ENTERTAINMENT GROUP, INC.,

NEWS AMERICA MARKETING FSI, LLC,

NEWS PUBLISHING AUSTRALIA LIMITED,

Guarantors

and

THE BANK OF NEW YORK,

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 14, 2005

Amending and Supplementing the Indenture

Dated as of March 21, 2003

Senior Exchangeable

Beneficial Unsecured exChangeable Securities (BUCS)/™/ due 2023

™ Trademark of Merrill Lynch & Co., Inc.

THIRD SUPPLEMENTAL INDENTURE, dated as of March 14, 2005, among News America Incorporated, a Delaware corporation (the “Company”), with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, News Corporation, a Delaware corporation (“News Corporation”), News Holdings Limited (formerly known as The News Corporation Limited), an Australia corporation (ABN 40 007 910 330) (“News Holdings”), News Australia Holdings Pty Limited (formerly known as Carlholt Pty Ltd), an Australia corporation (ABN 32 105 197 028) (“NAHPL”), FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, LLC, News Publishing Australia Limited, and The Bank of New York, a New York banking corporation (the “Trustee”), amending and supplementing the Indenture, dated as of March 21, 2003 the “Original Indenture”), among the Company, the guarantors named therein and the Trustee, which provided for the issuance of the Company’s Senior Exchangeable Beneficial Unsecured exChangeable Securities due 2023 (the “Securities”). (The Original Indenture, as supplemented by the First Supplemental Indenture, dated as of June 27, 2003, the Second Supplemental Indenture, dated as of November 12, 2004, and this Third Supplemental Indenture, dated March 14, 2005 and as it may hereafter be supplemented is referred to herein as the or this “Indenture”.) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, on November 12, 2004, News Holdings effected a corporate reorganization in accordance with the Corporations Act of Australia pursuant to which the publicly held shares of News Holdings were exchanged for shares of News Corporation (the “Share Exchange”); and

WHEREAS, in connection with the Share Exchange, NAHPL became a wholly-owned Subsidiary of News Corporation, and News Holdings became a Subsidiary of NAHPL and News Corporation; and

WHEREAS, on March 14, 2005, subject to the receipt of certain consents, all or substantially all of the assets of News Holdings will be transferred to NAHPL, which, on the date of such transfer, will continue to be a wholly owned Subsidiary of News Corporation (the “Asset Transfer”); and

WHEREAS, Section 9.1 of the Indenture provides that, without the consent of Holders, the parties to the Indenture may enter into an indenture supplemental to the Indenture to evidence the succession of another Person to any of the Guarantors and the assumption by such successor of the covenants of such Guarantor contained in the Indenture and in the Securities; and

WHEREAS, Section 9.1 of the Indenture further provides that, without the consent of Holders, the parties to the Indenture may enter into an indenture supplemental to the Indenture to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities or, so long as any of the BUCS shall remain outstanding, the holders of the BUCS;

WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the “TIA”), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Company and each of the Guarantors have duly authorized the execution and delivery of this Third Supplemental Indenture and have done all things necessary to make this Third Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

ORIGINAL INDENTURE

SECTION 1.1 Effect of Original Indenture.

Except as specifically provided in this Third Supplemental Indenture, the Original Indenture (as amended and supplemented prior to the date hereof) shall remain in full force and effect.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.1 Amendments to the Indenture

Effective upon the Asset Transfer, in accordance with Section 9.1 of the Original Indenture:

(a) Without further action on the part of News Corporation, News Holdings or any other Person, (i) News Corporation shall assume all the obligations of News Holdings under the Indenture, the Securities and the Guarantees, (ii) News Corporation shall succeed to, and be substituted for, and may exercise every right and power of News Holdings under the Indenture, the Securities and the Guarantees with the same effect as if News Corporation had been named as “News Corporation” in the Indenture, the Securities and the Guarantees, and (iii) News Holdings shall be discharged and released from all obligations and covenants under the Indenture, the Securities and the Guarantees.

(b) Section 1.1(b) of the Indenture shall be amended as follows:

(i)	To delete the definition of News Holdings in its entirety.

(ii)	To amend the definition of “Change of Control” by deleting the words “ordinary shares” and replacing them with the words “common stock.”

(c) Clause (i) of Section 12.4 of the Indenture shall be amended in its entirety to read as follows:

(i)	the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor to an entity which is not a subsidiary of News Corporation or

(d) All references (in any form or terms) in the Indenture, the Securities and the Guarantees to News Corporation or News Holdings under its former name or any variation thereof, including News Corporation, shall be deemed to be references to News Corporation (and not News Holdings); provided that any such references in the definition of “Registration Rights Agreement” in Section 1.1(b) of the Indenture shall be deemed to refer to News Holdings.

(e) News America Marketing FSI, Inc., a guarantor, has been converted from a Delaware corporation to a Delaware limited liability company named News America Marketing FSI, LLC.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 3.2 Governing Law.

Subject to the following sentence, this Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Third Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.3 Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

SECTION 3.4 Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

News America Incorporated

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Holdings Limited, as Guarantor (until the Asset Transfer)

News Corporation (a Delaware corporation), as Guarantor

News Australia Holdings Pty Limited, as Guarantor

FEG Holdings, Inc., as Guarantor

Fox Entertainment Group, Inc., as Guarantor

News America Marketing FSI, LLC, as Guarantor

News Publishing Australia Limited, as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and Group General Counsel, News Corporation (a Delaware corporation), as Attorney for the Guarantors

The Bank of New York, as Trustee

By:	/s/ Kisha A. Holder
Name:	Kisha A. Holder
Title:	Assistant Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 14 day of March, 2005, before me personally appeared Lawrence A. Jacobs, who acknowledged himself to be the Senior Executive Vice President and General Counsel of News America Incorporated, and that he, as such Senior Executive Vice President and General Counsel, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of each such corporation as such Senior Executive Vice President and General Counsel.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By:	/s/ Catherine B. McDermott
Name:	Catherine B. McDermott
Title:	Notary Public, State of New York
No. 02MC4974028
Qualified in Kings County
Commission Expires Nov. 5, 2006

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 14 day of March, 2005, before me personally appeared Lawrence A. Jacobs, who acknowledged himself to be the Senior Executive Vice President and Group General Counsel of News Corporation, and that he, as such Senior Executive Vice President and Group General Counsel, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of each such corporation as such Senior Executive Vice President and Group General Counsel.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By:	/s/ Catherine B. McDermmott
Name:	Catherine B. McDermmott
Title:	Notary Public, State of New York
No. 02MC4974028
Qualified in Kings County
Commission Expires Nov. 5, 2006

[Notarial Seal]